****THIS EXHIBIT HAS BEEN REDACTED TO REMOVE INFORMATION THAT IS NOT MATERIAL AND THAT THE REGISTRANT MUST TREAT AS PRIVATE AND CONFIDENTIAL.****

August, 30th 2018

Selvita S.A.
Attn. Chief Executive Officer
Park Life Science, ul. Bobrzyńskiego 14,
30-348 Kraków,
Poland

Notice of an Option Exercise under the Research Collaboration and Option Agreement dated 1st day of October, 2014

Sirs,

Hereby, in execution of our rights under Section 8.2 of the Research Collaboration and Option Agreement concluded by and between **SELVITA S.A.,** Bobrzyńskiego 14, 30-348 Kraków, Poland and **FELICITEX THERAPEUTICS, INC.,** 27 Strathmore Rd., Natick, Massachusetts 01760, U.S.A. on the 1st day of October, 2014 ("Agreement"), we provide you with a written notice of an Option exercise with regard to Program Compounds of the SEL141FX Discovery Project.

The list of Optioned Compounds is attached to this notice. That includes compounds listed, as well as the derivatives of these compounds within the 0.85 Tanimoto similarity coefficient, as defined in Section 1.14 and Exhibit D of the Research and Collaboration agreement.

Please confirm receipt of this notice of an Option Exercise by signing below and returning one copy of this notice to the above address and attention.

Kind regards,

Maria Vilenchik
CEO and Founder
Felicitex Therapeutics, Inc.

I herewith confirm receipt of the Option notice

Krzysztof Brzózka
CSO, Vice-president of the Management Board
Selvita S.A.
28 SEP 2018

Miłosz Gruca, PhD
Director of Biology Department
Board Member

1 Capitalized terms used herein shall have the meaning as set forth in the Agreement unless otherwise defined in this notice.

LIST OF OPTIONED COMPOUNDS

1 2 3 4

5

9

13

17

21

[redacted]

25	26	27	28

[redacted]

49 50 51 52

[redacted]

73 74 75 76

[redacted]

77

81

85

89

93

97

[redacted]

121	122	123	124

[redacted]

145	146	147	148
[redacted]			